BANKWELL FINANCIAL GROUP REPORTS OPERATING RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2023; DECLARES FIRST QUARTER DIVIDEND
New Canaan, CT – January 24, 2024 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported GAAP net income of $8.5 million, or $1.09 per share for the fourth quarter of 2023, versus $8.0 million, or $1.04 per share, for the same period in 2022. For the year ended 2023, net income totaled $36.7 million, or $4.67 per share, versus $37.4 million, or $4.79 per share, for the same period in 2022.
The Company's Board of Directors declared a $0.20 per share cash dividend, payable February 23, 2024 to shareholders of record on February 13, 2024.
We recommend reading this earnings release in conjunction with the Fourth Quarter 2023 Investor Presentation, located at http://investor.mybankwell.com/Presentations and included as an exhibit to our January 24, 2024 Current Report on Form 8-K.
Notes Bankwell Financial Group President and CEO, Christopher R. Gruseke:
"Thank you to my colleagues who helped the Company generate quality returns for our shareholders amidst a volatile economic backdrop in 2023. We achieved a total year Return on Average Tangible Common Equity (“ROATCE") of 14.70% while generating a 1.13% Return on Average Assets (“ROAA”). Tangible Book Value grew to $33.39 per share, which represents a 15% Compounded Annual Growth Rate since December 31, 2020.

Looking to 2024, we expect low single digit loan growth as we grow capital and implement innovative deposit solutions. The Net Interest Margin is anticipated to trough in 3Q at approximately 250 to 260 basis points. Noninterest expense is estimated at $53 to $54 million, or approximately 1.65% of Average Assets, an amount consistent with our historical efficiency.

The Balance Sheet is well positioned for any future interest rate cuts taken by the Federal Reserve. We estimate that a hypothetical 50 basis point expansion of the Net Interest Margin would generate approximately $1.50 in incremental Earnings Per Share on an annualized basis."
Fourth Quarter 2023 Highlights:
•Noninterest expense to average assets was 1.56% for the quarter ended December 31, 2023 and 1.55% for the year ended December 31, 2023.
•Average yield on 2023 funded loans was 7.70% compared to 6.24% for 2022.
•Total gross loans were $2.7 billion, growing $43.2 million, or 1.6%, compared to December 31, 2022.
•Return on average assets was 1.03% for the quarter ended December 31, 2023 and 1.13% for the year ended December 31, 2023.
•Return on average tangible common equity was 12.95% for the quarter ended December 31, 2023 and 14.70% for the year ended December 31, 2023.
•The net interest margin was 2.81% for the quarter ended December 31, 2023 and 2.98% for the year ended December 31, 2023.
•Investment securities totaled $127.6 million and represent 4.0% of total assets.
•Fully diluted tangible book value per share rose to $33.39 compared to $30.51 at December 31, 2022.
Earnings and Performance

Revenues (net interest income plus noninterest income) for the quarter ended December 31, 2023 were $23.4 million, versus $27.3 million for the quarter ended December 31, 2022. Revenues for the year ended December 31, 2023 were $99.3 million, versus $97.8 million for the year ended December 31, 2022. The decrease in revenues for the quarter was primarily attributable to an increase in interest expense partially offset by an increase in interest on loans due to higher overall loan yields1. The increase in revenues for the year ended 2023 was primarily attributable to an increase in interest and fees on loans due to loan growth and higher overall loan yields1, an increase in gain on sales of loans, and an increase in servicing charges and fees. This increase was partially offset by an increase in interest expense.
1 - The increase in overall loan yields were 71 bps and 100 bps, respectively, for the quarter and year ended December 31, 2023.

Net income for the quarter ended December 31, 2023 was $8.5 million, versus $8.0 million for the quarter ended December 31, 2022. Net income for the year ended December 31, 2023 was $36.7 million, versus $37.4 million for the year ended December 31, 2022. The increase in net income for the quarter ended 2023 was primarily due to the credit for loan losses, partially offset by an increase in noninterest expense, and the aforementioned decrease in revenues. The decrease in net income for the year ended 2023 was due to an increase in noninterest expense partially offset by the aforementioned increase in revenues and a decrease in the provision for loan losses.
Basic and diluted earnings per share were $1.09 and $1.09, respectively, for the quarter ended December 31, 2023 compared to basic and diluted earnings per share of $1.04 and $1.04, respectively, for the quarter ended December 31, 2022. Basic and diluted earnings per share were $4.71 and $4.67, respectively, for the year ended December 31, 2023 compared to basic and diluted earnings per share of $4.84 and $4.79, respectively, for the year ended December 31, 2022.
The net interest margin (fully taxable equivalent basis) for the quarters ended December 31, 2023 and December 31, 2022 was 2.81% and 3.70%, respectively. The net interest margin (fully taxable equivalent basis) for the year ended December 31, 2023 and December 31, 2022 was 2.98% and 3.78%, respectively. The decrease in the net interest margin was due to an increase in funding costs partially offset by an increase in yields on earning assets.

Allowance for Credit Losses ("ACL") - Loans

The ACL-Loans was $27.9 million as of December 31, 2023 compared to $29.3 million as of September 30, 2023, for a reduction of $1.4 million for the quarter ended December 31, 2023. The ACL-Loans as a percentage of total loans was 1.03% as of December 31, 2023 compared to 1.06% as of September 30, 2023. The reduction for the quarter was primarily due to a decrease in loan balances and a release of specific reserves, partially offset by charge-offs.

The ACL-Loans was $27.9 million as of December 31, 2023 compared to $22.4 million as of December 31, 2022, an increase of $5.5 million year to date, of which $5.1 million being the CECL transition adjustment to retained earnings. The ACL-Loans as a percentage of total loans was 1.03% as of December 31, 2023 compared to 0.84% as of December 31, 2022. The increase in the ACL-Loans provision for credit losses was primarily driven by forward looking CECL macroeconomic factors.
Financial Condition
Assets totaled $3.22 billion at December 31, 2023, compared to assets of $3.25 billion at December 31, 2022. Gross loans totaled $2.7 billion at December 31, 2023, an increase of $43.2 million or 1.6% compared to December 31, 2022. Deposits totaled $2.7 billion at December 31, 2023, compared to deposits of $2.8 billion at December 31, 2022, a decrease of $64.1 million.
Capital
Shareholders’ equity totaled $265.8 million as of December 31, 2023, an increase of $27.3 million compared to December 31, 2022, primarily a result of net income of $36.7 million for the year ended December 31, 2023. The increase was partially offset by the Day 1 CECL adoption impact of $4.9 million, dividends paid of $6.2 million, and a $1.5 million unfavorable impact to accumulated other comprehensive income. The unfavorable impact to accumulated other comprehensive income was driven by fair value marks related to hedge positions involving interest rate swaps of $2.4 million partially offset by fair value marks on the Company's available for sale investment securities portfolio of $0.9 million. The Company's interest rate swaps are used to hedge interest rate risk.

About Bankwell Financial Group
Bankwell is a commercial bank that serves the banking needs of residents and businesses throughout Fairfield and New Haven Counties, Connecticut. For more information about this press release, interested parties may contact Christopher R. Gruseke, President and Chief Executive Officer or Courtney E. Sacchetti, Executive Vice President and Chief Financial Officer of Bankwell Financial Group at (203) 652-0166.
For more information, visit www.mybankwell.com.

This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

Non-GAAP Financial Measures
In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management may evaluate certain non-GAAP financial measures, such as the efficiency ratio. A computation and reconciliation of certain non-GAAP financial measures used for these purposes is contained in the accompanying Reconciliation of GAAP to Non-GAAP Measures tables. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. For example, the Company believes that the efficiency ratio is useful in the assessment of financial performance, including noninterest expense control. The Company believes that tangible common equity, tangible assets, tangible common equity to tangible assets, tangible common shareholders' equity, fully diluted tangible book value per common share, adjusted non interest expense, operating revenue, efficiency ratio, average tangible common equity, annualized return on average tangible common equity, return on average assets, return on average shareholders' equity, and the dividend payout ratio are useful to evaluate the relative strength of the Company's performance and capital position. We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands)

	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
ASSETS
Cash and due from banks	$267,521	$256,973	$207,345	$249,812	$344,925
Federal funds sold	1,636	1,122	54,706	27,370	10,754
Cash and cash equivalents	269,157	258,095	262,051	277,182	355,679

Investment securities
Marketable equity securities, at fair value	2,070	1,975	2,017	2,028	1,988
Available for sale investment securities, at fair value	109,736	97,907	99,938	103,171	103,663
Held to maturity investment securities, at amortized cost	15,817	15,885	15,884	15,931	15,983
Total investment securities	127,623	115,767	117,839	121,130	121,634
Loans receivable (net of allowance for loan losses of $27,946, $29,284, $30,694, $27,998 and $22,431 at December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023 and December 31, 2022, respectively)	2,685,301	2,735,242	2,736,607	2,724,514	2,646,384
Accrued interest receivable	14,863	15,648	14,208	14,261	13,070
Federal Home Loan Bank stock, at cost	5,696	5,696	5,696	5,234	5,216
Premises and equipment, net	27,018	26,899	27,658	27,619	27,199
Bank-owned life insurance	51,435	51,119	50,816	50,524	50,243
Goodwill	2,589	2,589	2,589	2,589	2,589
Deferred income taxes, net	9,383	9,395	10,014	8,692	7,422
Other assets	22,417	29,326	25,229	20,573	23,013
Total assets	$3,215,482	$3,249,776	$3,252,707	$3,252,318	$3,252,449

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest bearing deposits	$346,172	$345,433	$367,635	$377,667	$404,559
Interest bearing deposits	2,390,585	2,423,193	2,421,228	2,420,641	2,396,259
Total deposits	2,736,757	2,768,626	2,788,863	2,798,308	2,800,818

Advances from the Federal Home Loan Bank	90,000	90,000	90,000	90,000	90,000
Subordinated debentures	69,205	69,143	69,082	69,020	68,959
Accrued expenses and other liabilities	53,768	64,145	55,949	52,683	54,203
Total liabilities	2,949,730	2,991,914	3,003,894	3,010,011	3,013,980

Shareholders’ equity
Common stock, no par value	118,247	117,181	116,541	115,875	115,018
Retained earnings	149,169	142,205	133,988	127,566	123,640
Accumulated other comprehensive (loss) income	(1,664)	(1,524)	(1,716)	(1,134)	(189)
Total shareholders’ equity	265,752	257,862	248,813	242,307	238,469

Total liabilities and shareholders’ equity	$3,215,482	$3,249,776	$3,252,707	$3,252,318	$3,252,449

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except share data)

	For the Quarter Ended					For the Year Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Interest and dividend income
Interest and fees on loans	$44,122	$43,854	$42,482	$39,723	$36,545	$170,181	$111,242
Interest and dividends on securities	1,108	1,016	1,002	1,000	898	4,126	3,203
Interest on cash and cash equivalents	4,164	3,393	3,022	3,568	2,150	14,147	3,500
Total interest and dividend income	49,394	48,263	46,506	44,291	39,593	188,454	117,945

Interest expense
Interest expense on deposits	25,307	23,789	20,777	17,033	11,083	86,906	19,364
Interest expense on borrowings	1,842	1,783	1,738	1,717	1,701	7,080	3,838
Total interest expense	27,149	25,572	22,515	18,750	12,784	93,986	23,202

Net interest income	22,245	22,691	23,991	25,541	26,809	94,468	94,743
(Credit) provision for loan losses	(960)	(1,579)	2,579	826	4,272	866	5,437
Net interest income after (credit) provision for loan losses	23,205	24,270	21,412	24,715	22,537	93,602	89,306

Noninterest income
Bank owned life insurance	316	303	292	281	273	1,192	1,069
Service charges and fees	688	294	361	286	343	1,629	1,072
Gains (losses) and fees from sales of loans	79	237	725	931	12	1,972	1,236
Other	46	(48)	23	28	(100)	49	(337)
Total noninterest income	1,129	786	1,401	1,526	528	4,842	3,040

Noninterest expense
Salaries and employee benefits	6,088	6,036	6,390	6,081	5,988	24,595	22,237
Occupancy and equipment	2,231	2,146	2,204	2,084	1,919	8,665	8,297
Professional services	1,033	491	692	1,322	912	3,538	3,887
Data processing	747	741	729	671	663	2,888	2,632
Director fees	605	362	453	392	378	1,812	1,394
FDIC insurance	1,026	1,026	1,050	1,062	898	4,164	1,638
Marketing	139	184	177	151	112	651	366
Other	995	1,219	946	928	1,601	4,088	3,912
Total noninterest expense	12,864	12,205	12,641	12,691	12,471	50,401	44,363

Income before income tax expense	11,470	12,851	10,172	13,550	10,594	48,043	47,983
Income tax expense	2,946	3,074	2,189	3,171	2,573	11,380	10,554
Net income	$8,524	$9,777	$7,983	$10,379	$8,021	$36,663	$37,429

Earnings Per Common Share:
Basic	$1.09	$1.25	$1.02	$1.34	$1.04	$4.71	$4.84
Diluted	$1.09	$1.25	$1.02	$1.33	$1.04	$4.67	$4.79

Weighted Average Common Shares Outstanding:
Basic	7,603,938	7,598,230	7,593,417	7,554,689	7,507,540	7,587,768	7,563,363
Diluted	7,650,451	7,633,934	7,601,562	7,616,671	7,563,116	7,647,411	7,640,218
Dividends per common share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.80	$0.80

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)

	For the Quarter Ended					For the Year Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Performance ratios:
Return on average assets	1.03%	1.19%	0.99%	1.30%	1.07%	1.13%	1.44%
Return on average shareholders' equity	12.82%	15.19%	12.91%	17.48%	13.38%	14.55%	16.72%
Return on average tangible common equity	12.95%	15.35%	13.05%	17.67%	13.52%	14.70%	16.91%
Net interest margin	2.81%	2.85%	3.07%	3.24%	3.70%	2.98%	3.78%
Efficiency ratio(1)	55.0%	52.0%	49.8%	46.9%	45.6%	50.8%	45.4%
Net loan charge-offs as a % of average loans	0.01%	—%	—%	0.02%	—%	0.03%	—%
Dividend payout ratio(2)	18.35%	16.00%	19.61%	15.04%	19.23%	17.13%	16.70%
(1)Efficiency ratio is defined as noninterest expense, less other real estate owned expenses and amortization of intangible assets, divided by our operating revenue, which is equal to net interest income plus noninterest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.
(2)The dividend payout ratio is calculated by dividing dividends per share by earnings per share.

	As of
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Capital ratios:
Total Common Equity Tier 1 Capital to Risk-Weighted Assets(1)	11.15%	10.82%	10.34%	10.17%	10.28%
Total Capital to Risk-Weighted Assets(1)	12.15%	11.86%	11.41%	11.16%	11.07%
Tier I Capital to Risk-Weighted Assets(1)	11.15%	10.82%	10.34%	10.17%	10.28%
Tier I Capital to Average Assets(1)	9.81%	9.60%	9.41%	9.22%	9.88%
Tangible common equity to tangible assets	8.19%	7.86%	7.58%	7.38%	7.26%
Fully diluted tangible book value per common share	$33.39	$32.55	$31.45	$30.56	$30.51
(1)Represents Bank ratios. Current period capital ratios are preliminary subject to finalization of the FDIC Call Report.

BANKWELL FINANCIAL GROUP, INC.
ASSET QUALITY (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
ACL-Loans:
Balance at beginning of period	$29,284	$30,694	$27,998	$22,431	$18,167
Day 1 CECL Adjustment on January 1, 2023	—	—	—	5,079	—
Beginning balance January 1, 2023	29,284	30,694	27,998	27,510	18,167
Charge-offs:
Residential real estate	—	—	—	—	—
Commercial real estate	(824)	—	—	—	—
Commercial business	—	—	—	(440)	—
Consumer	(15)	(31)	(25)	(12)	(11)
Total charge-offs	(839)	(31)	(25)	(452)	(11)
Recoveries:
Commercial real estate	—	—	—	—	—
Commercial business	464	35	32	—	—
Consumer	3	19	10	6	3
Total recoveries	467	54	42	6	3
Net loan (charge-offs) recoveries	(372)	23	17	(446)	(8)
(Credit) provision for loan losses	(966)	(1,433)	2,679	934	4,272
Balance at end of period	$27,946	$29,284	$30,694	$27,998	$22,431

	As of
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Asset quality:
Nonaccrual loans
Residential real estate	$1,386	$1,408	$1,429	$1,443	$2,152
Commercial real estate	23,009	1,898	1,905	1,912	2,781
Commercial business	15,430	7,352	2,815	1,528	2,126
Construction	9,382	9,382	9,382	9,382	9,382
Consumer	—	7,917	—	—	—
Total nonaccrual loans	49,207	27,957	15,531	14,265	16,441
Other real estate owned	—	—	—	—	—
Total nonperforming assets	$49,207	$27,957	$15,531	$14,265	$16,441

Nonperforming loans as a % of total loans	1.81%	1.01%	0.56%	0.52%	0.61%
Nonperforming assets as a % of total assets	1.53%	0.86%	0.48%	0.44%	0.51%
ACL-loans as a % of total loans	1.03%	1.06%	1.11%	1.01%	0.84%
ACL-loans as a % of nonaccrual loans	56.79%	104.75%	197.63%	196.27%	136.43%
Total past due loans to total loans	0.78%	1.44%	1.30%	0.94%	0.60%

Total nonaccrual loans increased $32.8 million to $49.2 million as of December 31, 2023 when compared to December 31, 2022. Nonperforming assets as a percentage of total assets increased to 1.53% at December 31, 2023, when compared to 0.51% at December 31, 2022. The ACL-Loans at December 31, 2023 was $27.9 million, representing 1.03% of total loans.

Past due loans increased to $21.3 million, or 0.78% of total loans, as of December 31, 2023, compared to $16.1 million, or 0.60% of total loans, as of December 31, 2022.

BANKWELL FINANCIAL GROUP, INC.
LOAN & DEPOSIT PORTFOLIO (unaudited)
(Dollars in thousands)

Period End Loan Composition	December 31, 2023	September 30, 2023	December 31, 2022	Current QTD % Change	YTD % Change
Residential Real Estate	$50,931	$52,908	$60,588	(3.7)%	(15.9)%
Commercial Real Estate(1)	1,947,648	1,955,992	1,921,252	(0.4)	1.4
Construction	183,414	199,972	155,198	(8.3)	18.2
Total Real Estate Loans	2,181,993	2,208,872	2,137,038	(1.2)	2.1

Commercial Business	500,569	508,626	520,447	(1.6)	(3.8)

Consumer	36,045	52,612	17,963	(31.5)	100.7
Total Loans	$2,718,607	$2,770,110	$2,675,448	(1.9)%	1.6%

(1) Includes owner occupied commercial real estate.
Gross loans totaled $2.7 billion at December 31, 2023, a increase of $43.2 million or 1.6% compared to December 31, 2022.

Period End Deposit Composition	December 31, 2023	September 30, 2023	December 31, 2022	Current QTD % Change	YTD % Change
Noninterest bearing demand	$346,172	$345,433	$404,559	0.2%	(14.4)%
NOW	90,829	101,719	104,057	(10.7)	(12.7)
Money Market	887,352	879,978	913,868	0.8	(2.9)
Savings	97,331	102,207	151,944	(4.8)	(35.9)
Time	1,315,073	1,339,289	1,226,390	(1.8)	7.2
Total Deposits	$2,736,757	$2,768,626	$2,800,818	(1.2)%	(2.3)%

Total deposits were $2.7 billion at December 31, 2023, compared to $2.8 billion at December 31, 2022, a decrease of $64.1 million, or 2.3%. Brokered deposits have decreased $83.0 million, when compared to December 31, 2022.

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST INCOME (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest income	December 31, 2023	September 30, 2023	December 31, 2022	Dec 23 vs. Sep 23 % Change	Dec 23 vs. Dec 22 % Change
Bank owned life insurance	$316	$303	$273	4.3%	15.8%
Service charges and fees	688	294	343	134.0	100.6
Gains (losses) and fees from sales of loans	79	237	12	(66.7)	558.3
Other	46	(48)	(100)	Favorable	Favorable
Total noninterest income	$1,129	$786	$528	43.6%	113.8%

	For the Year Ended
Noninterest income	December 31, 2023	December 31, 2022	% Change
Gains and fees from sales of loans	$1,972	$1,236	59.5%
Bank owned life insurance	1,192	1,069	11.5
Service charges and fees	1,629	1,072	52.0
Other	49	(337)	Favorable
Total noninterest income	$4,842	$3,040	59.3%
Noninterest income increased by $0.6 million to $1.1 million for the quarter ended December 31, 2023 compared to the quarter ended December 31, 2022. Noninterest income increased by $1.8 million to $4.8 million for the year ended December 31, 2023 compared to the year ended December 31, 2022. The increase in noninterest income for the quarter ended December 31, 2023 was mainly driven by an increase in service charges and fees. The increase for the year ended December 31, 2023 was mainly driven by an increase in gains on SBA loan sales and service charges and fees.

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST EXPENSE (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest expense	December 31, 2023	September 30, 2023	December 31, 2022	Dec 23 vs. Sep 23 % Change	Dec 23 vs. Dec 22 % Change
Salaries and employee benefits	$6,088	$6,036	$5,988	0.9%	1.7%
Occupancy and equipment	2,231	2,146	1,919	4.0	16.3
Professional services	1,033	491	912	110.4	13.3
Data processing	747	741	663	0.8	12.7
Director fees	605	362	378	67.1	60.1
FDIC insurance	1,026	1,026	898	—	14.3
Marketing	139	184	112	(24.5)	24.1
Other	995	1,219	1,601	(18.4)	(37.9)
Total noninterest expense	$12,864	$12,205	$12,471	5.4%	3.2%

	For the Year Ended
Noninterest expense	December 31, 2023	December 31, 2022	% Change
Salaries and employee benefits	$24,595	$22,237	10.6%
Occupancy and equipment	8,665	8,297	4.4
Professional services	3,538	3,887	(9.0)
Data processing	2,888	2,632	9.7
Director fees	1,812	1,394	30.0
FDIC insurance	4,164	1,638	154.2
Marketing	651	366	77.9
Other	4,088	3,912	4.5
Total noninterest expense	$50,401	$44,363	13.6%

Noninterest expense increased by $0.4 million to $12.9 million for the quarter ended December 31, 2023 compared to the quarter ended December 31, 2022. Noninterest expense increased by $6.0 million to $50.4 million for the year ended December 31, 2023 compared to the year ended December 31, 2022. The increase in noninterest expense was primarily driven by an increase in FDIC insurance expense and salaries and employee benefits expense.
FDIC insurance expense totaled $1.0 million for the quarter ended December 31, 2023, an increase of $0.1 million when compared to the same period in 2022. FDIC insurance expense totaled $4.2 million for the year ended December 31, 2023, an increase of $2.5 million when compared to the same period in 2022. The higher FDIC insurance expense is attributed to the overall balance sheet growth and increased use of brokered deposits.
Salaries and employee benefits expense totaled $6.1 million for the quarter ended December 31, 2023, an increase of $0.1 million when compared to the same period in 2022. Salaries and employee benefits expense totaled $24.6 million for the year ended December 31, 2023, an increase of $2.4 million when compared to the same period in 2022. The increase in salaries and employee benefits expense was mainly driven by lower loan originations, which reduces the Bank's ability to defer expenses.

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands, except share data)

	As of
Computation of Tangible Common Equity to Tangible Assets	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Total Equity	$265,752	$257,862	$248,813	$242,307	$238,469
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—	—
Tangible Common Equity	$263,163	$255,273	$246,224	$239,718	$235,880

Total Assets	$3,215,482	$3,249,776	$3,252,707	$3,252,318	$3,252,449
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—	—
Tangible Assets	$3,212,893	$3,247,187	$3,250,118	$3,249,729	$3,249,860

Tangible Common Equity to Tangible Assets	8.19%	7.86%	7.58%	7.38%	7.26%

	As of
Computation of Fully Diluted Tangible Book Value per Common Share	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Total shareholders' equity	$265,752	$257,862	$248,813	$242,307	$238,469
Less:
Preferred stock	—	—	—	—	—
Common shareholders' equity	$265,752	$257,862	$248,813	$242,307	$238,469
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—	—
Tangible common shareholders' equity	$263,163	$255,273	$246,224	$239,718	$235,880

Common shares issued and outstanding	7,882,616	7,841,616	7,829,950	7,843,438	7,730,699

Fully Diluted Tangible Book Value per Common Share	$33.39	$32.55	$31.45	$30.56	$30.51

BANKWELL FINANCIAL GROUP, INC.
EARNINGS PER SHARE ("EPS") (unaudited)
(Dollars in thousands, except share data)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
	(In thousands, except per share data)
Net income	$8,524	$8,021	$36,663	$37,429
Dividends to participating securities(1)	(40)	(32)	(164)	(133)
Undistributed earnings allocated to participating securities(1)	(181)	(154)	(794)	(680)
Net income for earnings per share calculation	$8,303	$7,835	$35,705	$36,616

Weighted average shares outstanding, basic	7,604	7,508	7,588	7,563
Effect of dilutive equity-based awards(2)	46	56	60	77
Weighted average shares outstanding, diluted	7,650	7,564	7,648	7,640
Net earnings per common share:
Basic earnings per common share	$1.09	$1.04	$4.71	$4.84
Diluted earnings per common share	$1.09	$1.04	$4.67	$4.79
(1)    Represents dividends paid and undistributed earnings allocated to unvested stock-based awards that contain non-forfeitable rights to dividends.
(2)    Represents the effect of the assumed exercise of stock options and the vesting of restricted shares, as applicable, utilizing the treasury stock method.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - QTD (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	December 31, 2023			December 31, 2022
	Average Balance	Interest	Yield/ Rate (4)	Average Balance	Interest	Yield/ Rate (4)
Assets:
Cash and Fed funds sold	$314,950	$4,164	5.25%	$231,767	$2,150	3.68%
Securities(1)	133,440	989	2.97	123,274	887	2.88
Loans:
Commercial real estate	1,933,736	28,546	5.78	1,828,306	24,998	5.35
Residential real estate	52,026	718	5.52	61,057	599	3.92
Construction	199,541	3,793	7.44	138,552	2,185	6.17
Commercial business	496,476	9,944	7.84	499,030	8,549	6.70
Consumer	43,639	1,120	10.18	16,875	214	5.05
Total loans	2,725,418	44,121	6.33	2,543,820	36,545	5.62
Federal Home Loan Bank stock	5,696	119	8.38	5,371	64	4.72
Total earning assets	3,179,504	$49,393	6.08%	2,904,232	$39,646	5.34%
Other assets	94,459			76,703
Total assets	$3,273,963			$2,980,935

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$95,603	$42	0.17%	$107,118	$45	0.17%
Money market	893,043	9,369	4.16	837,486	4,158	1.97
Savings	99,242	759	3.04	170,903	581	1.35
Time	1,341,871	15,136	4.48	1,002,012	6,299	2.49
Total interest bearing deposits	2,429,759	25,306	4.13	2,117,519	11,083	2.08
Borrowed Money	159,165	1,842	4.53	170,202	1,701	3.91
Total interest bearing liabilities	2,588,924	$27,148	4.16%	2,287,721	$12,784	2.22%
Noninterest bearing deposits	351,071			407,923
Other liabilities	70,181			47,369
Total liabilities	3,010,176			2,743,013
Shareholders' equity	263,787			237,922
Total liabilities and shareholders' equity	$3,273,963			$2,980,935
Net interest income(2)		$22,245			$26,862
Interest rate spread			1.92%			3.12%
Net interest margin(3)			2.81%			3.70%
(1)Average balances and yields for securities are based on amortized cost.
(2)The adjustment for securities and loans taxable equivalency amounted to $52 thousand and $52 thousand for the quarters ended December 31, 2023 and 2022, respectively.
(3)Annualized net interest income as a percentage of earning assets.
(4)Yields are calculated using the contractual day count convention for each respective product type.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - YTD (unaudited)
(Dollars in thousands)

	For the Year Ended
	December 31, 2023			December 31, 2022
	Average Balance	Interest	Yield/ Rate (4)	Average Balance	Interest	Yield/ Rate (4)
Assets:
Cash and Fed funds sold	$289,582	$14,147	4.89%	$238,233	$3,500	1.47%
Securities(1)	129,785	3,699	2.85	118,591	3,280	2.77
Loans:
Commercial real estate	1,932,627	109,110	5.57	1,532,971	76,103	4.90
Residential real estate	55,607	2,751	4.95	66,028	2,408	3.65
Construction	195,773	14,268	7.19	115,902	6,666	5.67
Commercial business	533,736	41,406	7.65	427,178	25,561	5.90
Consumer	34,022	2,645	7.77	10,121	504	4.98
Total loans	2,751,765	170,180	6.10	2,152,200	111,242	5.10
Federal Home Loan Bank stock	5,570	428	7.68	4,132	124	3.00
Total earning assets	3,176,702	$188,454	5.85%	2,513,156	$118,146	4.64%
Other assets	79,571			86,485
Total assets	$3,256,273			$2,599,641

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$97,203	$170	0.17%	$118,837	$203	0.17%
Money market	906,354	32,901	3.63	891,095	8,830	0.99
Savings	113,260	3,163	2.79	188,186	1,259	0.67
Time	1,303,915	50,672	3.89	617,480	9,072	1.47
Total interest bearing deposits	2,420,732	86,906	3.59	1,815,598	19,364	1.07
Borrowed Money	160,661	7,080	4.35	118,960	3,838	3.18
Total interest bearing liabilities	2,581,393	$93,986	3.64%	1,934,558	$23,202	1.20%
Noninterest bearing deposits	368,926			401,005
Other liabilities	53,893			40,204
Total liabilities	3,004,212			2,375,767
Shareholders' equity	252,061			223,874
Total liabilities and shareholders' equity	$3,256,273			$2,599,641
Net interest income(2)		$94,468			$94,944
Interest rate spread			2.21%			3.44%
Net interest margin(3)			2.98%			3.78%
(1)Average balances and yields for securities are based on amortized cost.
(2)The adjustment for securities and loans taxable equivalency amounted to $206 thousand and $200 thousand for the year          ended December 31, 2023 and 2022, respectively.
(3)Yields are calculated using the contractual day count convention for each respective product type.